Exhibit 99.1
LIGHTING SCIENCE GROUP SELECTED AS LED LIGHTING PARTNER
FOR AN INTEGRATED ENTERTAINMENT RESORT PROJECT
IN MACAU
Company to Manufacture and Install Custom LED System for a Dome-shaped Theatre
Offering Advanced Color Effects, Strong Light Performance and Energy Efficiency
NEW YORK, June 25, 2008 — Lighting Science Group (OTCBB: LSCG) (“LSG”), a global developer and integrator of light-emitting diode (LED) lighting solutions, today announced its selection as the LED lighting systems partner for a dome-shaped theater in City of Dreams, an integrated urban entertainment resort project in Macau’s Cotai, developed by leading — entertainment company, Melco Crown Entertainment Limited (Nasdaq: MPEL).
LSG will illuminate and animate the screen inside of the dome using existing portfolio and custom solutions. The contract worth is approximately $1.4 million which includes lighting manufacturing and installations.
As part of the project, LSG will work closely with audio and visual suppliers to create a dynamic experience to visitors of City of Dreams. The production will combine high definition video content, a customized musical score, thousands of theatrical lights and a variety of sensory effects to create a spectacular 10-minute visual extravaganza that is sure to become a must-see for every visitor to Macau.
“As the pace of development accelerates around the world, leading architects and developers are recognizing the unprecedented effects, performance and efficiency offered by LED lighting systems,” said Govi Rao, chairman and chief executive officer of LSG. “State-of-the-art and eco-friendly, LEDs are proving to be a natural fit for innovative projects in fast-growth regions. We are excited about making this eye-dazzling lighting project a reality.”
LSG expects to begin shipping the components for the project in July 2008 with installation projected to be completed in January 2009. LSG is working with select lighting designer partners for the project, including Lightswitch of San Francisco.
More information about LSG is available at http://www.lsgc.com/.
About Lighting Science
Lighting Science Group Corporation (www.lsgc.com) designs, manufactures and markets LED lighting solutions for consumer and professional applications that are environmentally friendlier and less costly to operate than traditional lighting products. LSG’s patented and patent-pending designs in power management, thermal management, controls and micro-electronics are engineered to enhance lighting performance, reduce energy consumption, lower maintenance costs and eliminate the use of hazardous materials. LSG designs and manufactures ready- to- use LED lamps and luminaires, as well as provides customized lighting solutions for architectural and artistic projects. LSG has offices in New York, New York; Sacramento, California; Satellite Beach, Florida; Dallas, Texas; Tokyo, Japan; Goes, The Netherlands; and Buckinghamshire, England.
About LED Holdings
LED Holdings, LLC, a portfolio company of Pegasus Capital Advisors (www.pcalp.com) holds a majority of the issued and outstanding shares of Common Stock of Lighting Science Group Corporation. Pegasus Capital Advisors is a private equity fund manager with offices in New York, New York and Cos Cob, Connecticut. Founded in 1995, Pegasus provides capital to middle market companies across a wide range of industries, with particular focus on businesses that make a meaningful contribution to society by positively affecting the environment, contributing to sustainability and enabling healthy living.
Certain statements in the press release constitute “forward-looking statements” relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events and our business strategy are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. “Lighting Science,” is registered in the U.S. Patent and Trademark Office. Readers should carefully review the risk factors described above and in other documents filed by LSG with the SEC. Readers are specifically directed to the discussion under “Risk Factors” in LSG’s Registration Statements on Form S-1.
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MEDIA CONTACTS:
Lighting Science Group:
Joey Marquart
212-704-8133
joey.marquart@edelman.com